EXHIBIT 1

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON 98144
(206) 328-8554 FAX(206) 328-0383

INDEPENDENT AUDITORS REPORT

To the Board of Directors
Supreme Realty Investments, Inc., Inc.

I have audited the accompanying balance sheets of Supreme Realty Investments, Inc., Inc. as of December 31, 2004 and 2003, and the related statements of operations and retained earnings, stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards in the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Realty Investments, Inc., Inc., as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note #14 to the financial statements, the Company has experienced losses for several years. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ George Stewart
Seattle, Washington
May 14, 2005